EXHIBIT 8(a)(iv)
AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
Among
THE ALGER AMERICAN FUND,
FRED ALGER & COMPANY, INCORPORATED
and
AVIVA LIFE AND ANNUITY COMPANY
(Successor in Interest to Indianapolis Life Insurance Company)
     The Participation Agreement dated as of September 5, 1995 (“Agreement”) by and between AVIVA LIFE AND ANNUITY COMPANY (“ALAC”), a stock life insurance company organized under the laws of Iowa, on its own behalf and on behalf of each segregated asset account set forth on the attached Schedule A, THE ALGER AMERICAN FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and FRED ALGER & COMPANY, INCORPORATED, a Delaware corporation is hereby further amended effective as of October 1, 2008:
     Whereas, the Agreement was amended by Amendment No. 2 to Participation Agreement effective as of June 30, 2003 to substitute ILICO for IL Annuity and Insurance Company as a result of the merger of IL Annuity and Insurance Company into ILICO effective on June 30, 2003; and
     Whereas, in connection with the merger of IL Annuity and Insurance Company into ILICO, the separate account serving as an investment vehicle for individual deferred variable annuity contracts issued by IL Annuity and Insurance Company changed its name from IL Annuity and Insurance Co. Separate Account 1 to ILICO Separate Account 1 and became subject to the laws of the State of Indiana;
     Whereas, Indianapolis Life Insurance Company will merge with and into Aviva Life and Annuity Company (“ALAC”) effective October 1, 2008, with ALAC as the surviving corporate entity; and
     Whereas, in connection with the merger of ILICO into ALAC, ILICO Separate Account 1 will change its name to ALAC Separate Account 1 and become subject to the laws of the State of Iowa;
     Now, therefore, the Agreement as previously amended is hereby further amended by ALAC, The Alger American Fund, and Fred Alger & Company, Inc. as follows:
1. All references to Indianapolis Life Insurance Company are hereby changed to “Aviva Life and Annuity Company” to reflect the statutory merger of Indianapolis Life Insurance Company with and into Aviva Life and Annuity Company.

2. All references to ILICO Separate Account 1 are hereby changed to “ALAC Separate Account 1” to reflect the name change of the separate account in connection with the merger of ILICO with and into ALAC.
3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:
Article XI.
Notices
          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
The Alger American Fund
111 Fifth Avenue
New York, New York 10003
Attention: General Counsel
If to the Company:
President
Aviva Life and Annuity Company
699 Walnut Street, Suite 1700
Des Moines, IA 50309
and
Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attention: Norma Houfek
If to the Distributor:
Fred Alger & Company, Incorporated
111 Fifth Avenue
New York, New York 10003
Attention: General Counsel
4. Schedule A shall be deleted and replaced with the attached Schedule A.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of August 27th, 2008.

Aviva Life and Annuity Company
By:	/s/ Michael H. Miller
	Name:	Michael H. Miller
	Title:	Secretary

The Alger American Fund
By:	/s/ Lisa Moss
	Name:	Lisa Moss
	Title:	Assistant Secretary

Fred Alger & Company, Incorporated
By:	/s/ Lisa Moss
	Name:	Lisa Moss
	Title:	Vice President

SCHEDULE A
Separate Accounts, Associated Contracts, and Fund Portfolios

Name of Separate Account	Policy Form Numbers of
and Date Established by	Contracts Funded By	Portfolios of the Fund
Board of Directors	Separate Account	Available Under the Contracts

ALAC Separate Account 1	VA-95	MidCap Growth Portfolio

	VCA-97	SmallCap Growth Portfolio

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